                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 12, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Short-Term Bond Fund referred to in such report, which appears in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
December 26, 2001